SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2006

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 749-7600

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Talbots, Inc, (the “Company”) has entered into a Revolving Loan Credit Agreement dated February 2, 2006 (the “Loan Agreement”) with Mizuho Corporate Bank, Ltd. ("Mizuho"), as lender, pursuant to which the Company may borrow up to $400 million to be repaid no later than August 2, 2006. All terms and conditions of the agreement, including prepayments, representations and warranties, covenants and events of default, are set forth in the Loan Agreement which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 2.03.

On February 6, 2006, the Company borrowed $400 million under the Loan Agreement and $45 million under an existing credit facility with Mizuho in connection with the Company’s previously announced acquisition of The J. Jill Group, Inc. The $45 million borrowing is due on July 28, 2006.

Item 9.01 Financial Statements and Exhibits.

d.	Exhibits.

10.1 Revolving Loan Credit Agreement by and between The Talbots, Inc. and Mizuho Corporate Bank, Ltd. dated February 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: February 7, 2006	By:	/s/ Carol Gordon Stone
	Name:	Carol Gordon Stone
	Title:	Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Loan Credit Agreement by and between The Talbots, Inc. and Mizuho Corporate Bank, Ltd. dated February 2, 2006